UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 10, 2015

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1122 Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On June 10, 2015, Loxo Oncology, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (“Annual Meeting”) and the following proposals were adopted:

1.              Election of two Class I directors, James Barrett and Joshua H. Bilenker, each to serve a three-year term, which will expire at the 2018 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes
James Barrett	8,971,541	161,063	—	2,960,945
Joshua H. Bilenker	9,090,378	42,226	—	2,960,945

2.              Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
11,901,176	190,570	1,803	—

3.              Re-approval the Internal Revenue Code Section 162(m) limits of the Company’s 2014 Equity Incentive Plan to preserve the Company’s ability to receive corporate income tax deductions that may become available pursuant to Section 162(m):

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
6,688,901	2,443,103	600	2,960,945

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: June 10, 2015	By:	/s/ Jennifer Burstein
		Name:	Jennifer Burstein
		Title:	Vice President of Finance and
principal financial officer